Exhibit 31.1

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Adrian Gottschalk, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Foghorn Therapeutics Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2021

/s/ Adrian Gottschalk
Adrian Gottschalk
President, Chief Executive Officer and Director (Principal Executive Officer)